**SPECIAL ATTENTION**

           Your vote is very important.  In order to avoid the
        additional expense of further solicitations to shareholders of the iShares MSCI Canada, Japan and United Kingdom Index
          Funds, we ask that you please sign, date and mail the
                       enclosed PROXY CARD today.



                              iShares, Inc.
                      (Formerly WEBS Index Fund, Inc.)
                           400 Bellevue Parkway
                           Wilmington, DE 19809
                              (800) 474-2737



Dear Shareholders:

You should have received WEBS Index Fund, Inc.'s (now iShares, Inc.) proxy materials for its Special Meeting of Shareholders. As previously announced, the Special Meeting was originally scheduled for May 5, 2000 and was adjourned on three occasions because the necessary quorum to transact business with respect to Proposal Nos. 2, 3 and 4 was not achieved. While the meeting will reconvene at 11:00 a.m. (Eastern time) on , June 9, 2000, a quorum may not be achieved at that time and we may have to adjourn the meeting again. IT IS THEREFORE VERY IMPORTANT THAT WE RECEIVE YOUR VOTE TODAY TO AVOID THE ADDITIONAL EXPENSE OF FURTHER ADJOURNMENTS AND SOLICITATIONS TO SHAREHOLDERS OF THE ISHARES MSCI CANADA, JAPAN AND UNITED KINGDOM INDEX FUNDS. PLEASE RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

WE ASK THAT YOU SIMPLY SIGN, DATE AND MAIL THE ENCLOSED
PROXY CARD AS SOON AS POSSIBLE.  A POSTAGE PREPAID ENVELOPE
IS ENCLOSED FOR YOUR CONVENIENCE.

Thank you for your vote.

Respectfully,


/s/Nathan Most
Nathan Most
President